Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nick West

Director, Corporate Development

717.678.7935

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Strong Second Quarter 2025 Earnings and Declares Dividend

July 28, 2025 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”), reported net income of $7.4 million, or $0.20 per diluted share, for the quarter ended June 30, 2025, compared to net income of $15.3 million, or $0.41 per diluted share, for the quarter ended March 31, 2025. Excluding the sale of branches, merger and restructuring related income and expenses, adjusted earnings were $7.4 million1, or $0.201 per diluted share for both the first and second quarter of 2025.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on September 15, 2025 to shareholders of record on August 29, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Second Quarter 2025 Highlights

•
Stable, strong core earnings. Annualized return on average assets was 1.05% for the second quarter of 2025, compared to 2.19% for the first quarter of 2025 and 0.84% for the second quarter of 2024. Adjusted return on average assets was 1.05%1 for the second quarter of 2025, compared to 1.05%1 for the first quarter of 2025 and 0.91%1 for the second quarter of 2024.
•
Robust balance sheet growth. Total loans at June 30, 2025 were $2.36 billion, compared to $2.27 billion at March 31, 2025 and $2.35 billion at December 31, 2024, representing a quarterly increase of $82.7 million or 14.58% annualized and a year-to-date increase of $107.0 million2or 9.19% annualized excluding the impact of the sale of banking operations and branches in New Jersey, including related loans and deposits (the "Branch Sale"). Total deposits at June 30, 2025 were $2.46 billion compared to $2.43 billion at March 31, 2025 and $2.45 billion at December 31, 2024, representing a quarterly increase of $22.7 million, or 3.74% annualized and a year-to-date increase of $89.36 million2 or 7.34% excluding the impact of the Branch Sale.
•
Improving credit quality. The Company’s non-performing assets declined by $4.2 million to $21.9 million, representing 0.76% of total assets at June 30, 2025, compared to $26.0 million, representing 0.91% of total assets at March 31, 2025. This decrease was driven by resolutions to several loan relationships including a purchased credit deteriorated loan that was resolved at an amount greater than its purchase date fair value. The successful resolutions have decreased specific reserve needs by $2.5 million while enhancing the ratio of the allowance for credit losses-loans to nonperforming assets to 112.68% at June 30, 2025, compared to 102.22% at March 31, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

•
Disciplined expense management. GAAP noninterest expense for the second quarter of 2025 was $18.1 million with an efficiency ratio of 64.79%, compared to $19.7 million of GAAP noninterest expense with an efficiency ratio of 50.29% for the first quarter of 2025. Excluding non-core operating expenses, the adjusted noninterest expense decreased $697 thousand1 quarter over quarter from $18.7 million1 for the quarter ended March 31, 2025 to $18.0 million1for the quarter ended June 30, 2025. The Company’s adjusted efficiency ratio improved to 64.73%1 for the quarter ended June 30, 2025 compared to 66.96%1for the quarter ended March 31, 2025.

“We are pleased to report another quarter of strong core earnings, combined with exceptional loan and deposit growth throughout our entire footprint,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “We remain focused on improving operating efficiency and expanding noninterest income to support our core business and enabling us to deliver sustainable long-term value to our shareholders.”

Income Statement

Net interest income before the provision for credit losses for the second quarter of 2025 was $24.9 million compared to $25.8 million in the first quarter of 2025 and $24.5 million for the second quarter of 2024. Net interest margin was 3.80% for the second quarter of 2025 compared to 3.94% for the first quarter of 2025. Net interest income was impacted by a linked quarter decline in purchase accounting accretion, together with a decrease in the average balances of loans and deposits due to the March 31, 2025 completion of the Branch Sale. Interest income from purchase accounting accretion during the current quarter was approximately $922 thousand less than that recognized in the first quarter of 2025. Cost of funds increased to 2.31% for the second quarter of 2025, compared to 2.29% for the first quarter of 2025, reflecting the lower cost of deposits included in the Branch Sale as well as continued competition for deposits in the Bank’s markets.

Noninterest income decreased quarter-over-quarter to $2.9 million for the second quarter of 2025 compared to $13.3 million for the first quarter of 2025 due to the $11.1 million pre-tax gain from the Branch Sale in the first quarter. Excluding the gain on sale of the New Jersey branches, noninterest income grew by $769 thousand quarter-over-quarter, including increases in swap fee

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

income and interchange income. Year-over-year, noninterest income increased $1.1 million from $1.9 million for the second quarter of 2024.

Noninterest expense for the second quarter of 2025 was $18.1 million compared to $19.7 million for the first quarter of 2025 and $18.9 million for the second quarter of 2024. Excluding non-core operating costs totaling $16 thousand in the second quarter of 2025, $912 thousand in the first quarter of 2025 and $631 thousand in the second quarter of 2024, adjusted noninterest expense decreased $697 thousand1 from $18.7 million1for the first quarter of 2025 to $18.0 million1 for the second quarter of 2025 while decreasing $220 thousand1 year-over-year from $18.3 million1 for the second quarter of 2024. Adjusted non-interest expense for the first quarter of 2025 excludes expenses related to the reduction of the size of the Board of Directors included in other noninterest expense, as well as bonus accruals related to the completion of the Branch Sale included in salaries and employee benefits expense, and other merger and restructuring costs.

Income tax expense was $2.1 million for the second quarter of 2025, reflecting an effective tax rate of 22.0% compared to $3.9 million for the first quarter of 2025, reflecting an effective tax rate of 20.1% and $1.6 million for the second quarter of 2024, reflecting an effective tax rate of 22.0%, respectively. The tax rate increased quarter-over-quarter due to a state income tax apportionment adjustment in the first quarter of 2025.

Balance Sheet

Total assets were $2.89 billion at June 30, 2025 compared to $2.86 billion at March 31, 2025 and $2.88 billion at December 31, 2024. Deposits and net loans as of June 30, 2025 totaled $2.46 billion and $2.33 billion, respectively, compared to deposits and net loans of $2.43 billion and $2.25 billion, respectively at March 31, 2025 and $2.36 billion and $2.23 billion, respectively, at December 31, 2024. Deposits and net loans exclude recorded balances held for sale in the Branch Sale of $93.6 million and $91.8 million, respectively, at December 31, 2024, which are reflected within liabilities held for sale and assets held for sale.

Total loans at June 30, 2025 were $2.36 billion, compared to $2.27 billion at March 31, 2025, representing an increase of $82.7 million. Year-to-date, total loans have increased $107.0 million2 from December 31, 2024, excluding the impact of the Branch Sale, or 9.19% annualized. Total commercial loan commitments originated in the second quarter of 2025 were $154.6

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

million with funded balances of $137.1 million. The average commercial loan commitment originated during the second quarter of 2025 totaled approximately $985 thousand with an average outstanding funded balance of $873 thousand.

Total deposits at June 30, 2025 were $2.46 billion compared to $2.43 billion at March 31, 2025, representing an increase of $22.7 million. Year-to-date, total deposits have increased $89.4 million2from December 31, 2024, excluding the impact of the Branch Sale, or 7.34% annualized. Noninterest bearing deposits totaled $646.7 million at June 30, 2025, generally flat from March 31, 2025. Brokered deposits decreased $28.6 million from $103.6 million at March 31, 2025 to $75.0 million at June 30, 2025. Excluding the $28.6 million change in brokered deposits and the impact from the Branch Sale, deposits increased $118.0 million2 year-to-date representing an annualized growth rate of 10.1%.

The Company continues to maintain strong on-balance sheet liquidity, as cash and cash equivalents were $155.1 million at June 30, 2025 compared to $220.2 million at March 31, 2025 and $166.1 million at December 31, 2024.

Shareholders’ equity increased to $298.0 million at June 30, 2025 from $294.1 million at March 31, 2025 primarily as a result of a $4.6 million increase in retained earnings. Book value per share increased to $7.96 at June 30, 2025 compared to $7.87 at March 31, 2025. Tangible book value per share increased to $5.921 at June 30, 2025 compared to $5.801 at March 31, 2025 and $5.071 at June 30, 2024, representing 17% growth year over year.

Asset Quality

The Company recorded a $344 thousand provision for credit losses during the second quarter of 2025, after recording a $228 thousand provision for credit losses in the first quarter of 2025. The increase in provision was primarily related to commercial loan growth during the second quarter of 2025.

As of June 30, 2025, the Company’s non-performing assets declined by $4.2 million to $21.9 million, representing 0.76% of total assets, compared to $26.0 million, representing 0.91% of total assets at March 31, 2025. This improvement was driven largely by the favorable resolution of a purchased credit deteriorated (PCD) loan above its purchase date fair value.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

Loans 30-89 days past due at June 30, 2025 were $14.5 million, representing 0.62% of total loans compared to $12.7 million or 0.56% of total loans at March 31, 2025 and $2.9 million or 0.13% of total loans at December 31, 2024.

The allowance for credit losses for loans was $24.7 million, or 1.05% of total loans held for investment at June 30, 2025, compared to $26.6 million, or 1.17% of total loans held for investment at March 31, 2025. Due to the resolution of certain nonperforming loans resulting in the improvement in nonperforming assets noted above, the required specific reserve on loans decreased by $2.5 million from March 31, 2025 to June 30, 2025. The ratio of the allowance for credit losses for loans to nonperforming assets increased to 112.68% at June 30, 2025, compared to 102.22% at March 31, 2025.

Net charge-offs continue to improve as the Company recorded $40 thousand in net charge-offs during the second quarter of 2025 compared to $81 thousand for the first quarter of 2025 and $252 thousand in the fourth quarter of 2024.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of June 30, 2025. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 12.43% and 11.51% respectively, at June 30, 2025, compared to 12.61% and 11.71%, respectively, at March 31, 2025 and 11.09% and 10.30%, respectively, at June 30, 2024. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.89%1 at June 30, 2025 compared to 7.78%1 at March 31, 2025.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware and Virginia, through 24 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation, tariffs and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$15,319	$14,830	$13,834	$15,295	$14,516
Interest-bearing deposits with other institutions	139,764	205,352	152,266	175,937	167,141
Cash and cash equivalents	155,083	220,182	166,100	191,232	181,657
Securities available for sale, at fair value	169,569	159,183	145,590	149,315	140,121
Securities held to maturity, net of allowance for credit losses	26,809	27,662	31,508	34,155	35,343
Loans receivable, gross	2,356,609	2,273,941	2,255,749	2,215,868	2,193,197
Allowance for credit losses - loans	(24,651)	(26,619)	(26,435)	(26,542)	(26,288)
Loans receivable, net	2,331,958	2,247,322	2,229,314	2,189,326	2,166,909
Investments in restricted bank stock	4,821	4,780	5,209	4,904	4,928
Premises and equipment, net	15,861	17,920	18,029	17,623	18,364
Right-of-Use Asset – premises	15,410	14,537	14,913	14,150	13,970
Bank-owned life insurance	52,943	52,507	52,079	51,646	49,616
Goodwill and other intangible assets	76,296	77,379	79,761	80,924	82,129
Deferred tax asset	16,474	16,729	18,866	21,662	22,024
Assets held for sale	—	—	94,146	104,660	118,362
Accrued interest receivable and other assets	21,330	23,288	23,263	20,344	25,170
TOTAL ASSETS	$2,886,554	$2,861,489	$2,878,778	$2,879,941	$2,858,593
LIABILITIES
Deposits:
Demand, noninterest bearing	$646,654	$646,002	$658,646	$658,473	$661,292
Interest bearing	1,809,755	1,787,692	1,701,936	1,714,179	1,699,220
Total deposits	2,456,409	2,433,694	2,360,582	2,372,652	2,360,512
Long-term borrowings	40,000	40,000	40,000	40,000	40,000
Short-term borrowings	—	—	10,000	—	—
Note payable	—	559	565	572	578
Subordinated debt	62,279	62,129	61,984	61,843	61,706
Lease liabilities	15,740	15,284	15,666	14,911	14,746
Liabilities held for sale	—	—	93,777	94,228	96,916
Accrued interest payable and other liabilities	14,128	15,757	15,983	18,382	12,726
TOTAL LIABILITIES	2,588,556	2,567,423	2,598,557	2,602,588	2,587,184
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	370	370	370
Surplus	265,293	264,871	264,449	264,059	263,795
Retained earnings	37,107	32,507	19,947	15,147	10,826
Accumulated other comprehensive loss	(4,772)	(3,682)	(4,545)	(2,223)	(3,582)
TOTAL SHAREHOLDERS' EQUITY	297,998	294,066	280,221	277,353	271,409
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,886,554	$2,861,489	$2,878,778	$2,879,941	$2,858,593
Common shares outstanding	37,441,879	37,377,342	37,370,917	37,361,560	37,356,278

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Six Months Ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$36,032	$37,041	$36,112	$73,073	$72,237
Other	3,294	3,101	3,337	6,395	5,987
Total interest and dividend income	39,326	40,142	39,449	79,468	78,224
INTEREST EXPENSE
Deposits	12,467	12,357	13,071	24,824	24,918
Other Borrowings	931	986	932	1,917	2,018
Subordinated Debt	979	968	962	1,947	1,920
Total interest expense	14,377	14,311	14,965	28,688	28,856
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	24,949	25,831	24,484	50,780	49,368
Provision for credit losses	344	228	—	572	40
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,605	25,603	24,484	50,208	49,328
NONINTEREST INCOME
Service charges on deposit accounts	1,056	1,061	865	2,117	1,645
Bank-owned life insurance	436	428	386	864	769
Net realized gains (losses) on the sale of debt securities	—	—	4	—	4
Gain on sale of loans	128	77	12	205	62
Gain on sale of branches	—	11,093	—	11,093	—
Other	1,313	598	591	1,911	1,107
Total noninterest income	2,933	13,257	1,858	16,190	3,587
NONINTEREST EXPENSE
Salaries and employee benefits	10,252	11,156	9,941	21,408	21,059
Occupancy	1,308	1,464	1,559	2,772	3,137
Equipment and data processing	2,052	2,043	1,824	4,095	3,650
Professional fees	728	487	788	1,215	1,536
FDIC insurance and supervisory fees	537	599	545	1,136	897
Bank Shares Tax	(82)	614	760	532	1,351
Intangible amortization	1,083	1,084	1,204	2,167	2,411
Merger & restructuring expenses	16	41	631	57	687
Advertising	176	144	241	320	475
Other	1,995	2,026	1,407	4,021	2,947
Total noninterest expense	18,065	19,658	18,900	37,723	38,150
Income before income tax expense	9,473	19,202	7,442	28,675	14,765
Income tax expense	2,086	3,859	1,638	5,945	3,235
NET INCOME	$7,387	$15,343	$5,804	$22,730	$11,530

EARNINGS PER SHARE, BASIC	$0.20	$0.41	$0.16	$0.61	$0.31
EARNINGS PER SHARE, DILUTED	$0.20	$0.41	$0.16	$0.61	$0.31
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	37,136,851	37,105,480	36,970,768	37,122,883	36,966,371
DILUTED	37,244,008	37,221,939	37,040,748	37,231,839	37,042,895

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Six Months Ended
(Dollars In Thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Operating Highlights
Net Income	$7,387	$15,343	$5,804	$22,730	$11,530
Net Interest Income	24,949	25,831	24,484	50,780	49,368
Provision for Credit Losses	344	228	—	572	40
Non-Interest Income	2,933	13,257	1,858	16,190	3,587
Non-Interest Expense	18,065	19,658	18,900	37,723	38,150
Earnings per Share, Basic	0.20	0.41	0.16	0.61	0.31
Adjusted Earnings per Share, Basic (2)	0.20	0.20	0.17	0.40	0.33
Earnings per Share, Diluted	0.20	0.41	0.16	0.61	0.31
Adjusted Earnings per Share, Diluted (2)	0.20	0.20	0.17	0.40	0.33

Selected Operating Ratios
Net Interest Margin	3.80%	3.94%	3.83%	3.87%	3.92%
Annualized Return on Assets ("ROA")	1.05%	2.19%	0.84%	1.62%	0.85%
Adjusted ROA[2]	1.05%	1.05%	0.91%	1.05%	0.89%
Annualized Return on Equity ("ROE")	10.04%	21.90%	8.65%	15.83%	8.63%
Adjusted ROE[2]	10.06%	10.56%	9.39%	10.31%	9.04%
Efficiency Ratio	64.79%	50.29%	71.75%	56.33%	72.04%
Adjusted Efficiency Ratio[3]	64.73%	66.96%	69.36%	65.85%	70.75%
Noninterest Income to Avg. Assets	0.42%	1.89%	0.27%	1.15%	0.26%
Noninterest Expense to Avg. Assets	2.57%	2.80%	2.73%	2.68%	2.80%

	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Financial Condition Data
Total Assets	$2,886,554	$2,861,489	$2,878,778	$2,879,941	$2,858,593
Loans Receivable, Net	2,331,958	2,247,322	2,229,314	2,189,326	2,166,909

Noninterest-bearing Deposits	646,654	646,002	658,646	658,473	661,292
Interest-bearing Deposits	1,809,755	1,787,692	1,701,936	1,714,179	1,699,220
Total Deposits	$2,456,409	$2,433,694	$2,360,582	$2,372,652	$2,360,512

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.43%	12.61%	11.55%	11.44%	11.09%
Tier 1 Capital Ratio[1]	11.51%	11.71%	10.74%	10.62%	10.30%
Common Equity Tier 1 Capital Ratio[1]	11.51%	11.71%	10.74%	10.62%	10.30%
Leverage Ratio[1]	10.34%	10.02%	9.49%	9.41%	9.17%
Tangible Common Equity to Tangible Assets[4]	7.89%	7.78%	7.16%	7.02%	6.82%
Tangible Book Value per Share[5]	$5.92	$5.80	$5.36	$5.26	$5.07

Asset Quality Data
Non-performing Assets	$21,877	$26,041	$17,173	$17,378	$10,589
Non-performing Assets to Total Assets	0.76%	0.91%	0.60%	0.60%	0.37%
Non-performing Loans to Total Loans	0.93%	1.15%	0.76%	0.78%	0.48%
Allowance for Credit Losses - Loans ("ACLL")	$24,651	$26,619	$26,435	$26,542	$26,288
ACLL to Total Loans	1.05%	1.17%	1.17%	1.20%	1.20%
ACLL to Nonperforming Assets	112.68%	102.22%	153.93%	152.73%	248.26%
Net chargeoffs (recoveries)(6)	$40	$81	$252	$(28)	$(20)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - Charge offs for the three months ended June 30, 2025 do not include the impact of a settlement of a purchase credit deteriorated loan ("PCD") that resulted in a net decrease to the allowance of $2.0 million, which was covered by a specific reserve established on this PCD loan at the time of acquisition.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended June 30,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$114,315	$1,097	3.85%	$121,340	$1,395	4.62%
Securities
Taxable (1)	152,185	1,819	4.79%	125,885	1,592	5.09%
Tax-Exempt	42,688	478	4.50%	41,776	443	4.26%
Total Securities	194,873	2,297	4.73%	167,661	2,035	4.88%
Total Cash Equiv. and Investments	309,188	3,394	4.40%	289,001	3,430	4.77%
Total Loans (3)	2,324,897	36,032	6.22%	2,280,041	36,112	6.37%
Total Earning Assets	2,634,085	39,426	6.00%	2,569,042	39,542	6.19%
Other Assets	183,203			212,097
Total Assets	$2,817,288			$2,781,139
Interest bearing demand	$547,177	3,207	2.35%	$446,109	2,457	2.22%
Money market demand	553,294	3,099	2.25%	581,223	3,271	2.26%
Time deposits	609,322	6,161	4.06%	642,919	7,343	4.59%
Total Borrowings	152,668	1,910	5.02%	151,596	1,894	5.02%
Total Interest-Bearing Liabilities	1,862,461	14,377	3.10%	1,821,847	14,965	3.30%
Non Interest-Bearing Deposits	628,962			657,939
Total Cost of Funds	2,491,423	14,377	2.31%	2,479,786	14,965	2.43%
Other Liabilities	30,826			31,519
Total Liabilities	2,522,249			2,511,305
Shareholders' Equity	295,039			269,834
Total Liabilities & Shareholders' Equity	$2,817,288			$2,781,139
Net Interest Income/Spread (FTE)		25,049	2.90%		24,577	2.89%
Tax-Equivalent Basis Adjustment		(100)			(93)
Net Interest Income		$24,949			$24,484
Net Interest Margin			3.80%			3.83%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	June 30, 2025			March 31, 2025
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$114,315	$1,097	3.85%	$119,269	$972	3.31%
Securities
Taxable (1)	152,185	1,819	4.79%	142,867	1,749	4.96%
Tax-Exempt	42,688	478	4.50%	43,845	481	4.45%
Total Securities	194,873	2,297	4.73%	186,712	2,230	4.84%
Total Cash Equiv. and Investments	309,188	3,394	4.40%	305,981	3,202	4.24%
Total Loans (3)	2,324,897	36,032	6.22%	2,350,031	37,041	6.39%
Total Earning Assets	2,634,085	39,426	6.00%	2,656,012	40,243	6.14%
Other Assets	183,203			191,469
Total Assets	$2,817,288			$2,847,481
Interest bearing demand	$547,177	3,207	2.35%	$545,475	3,048	2.27%
Money market demand	553,294	3,099	2.25%	555,663	2,937	2.14%
Time deposits	609,322	6,161	4.06%	632,649	6,372	4.08%
Total Borrowings	152,668	1,910	5.02%	149,922	1,954	5.29%
Total Interest-Bearing Liabilities	1,862,461	14,377	3.10%	1,883,709	14,311	3.08%
Non Interest-Bearing Deposits	628,962			649,440
Total Cost of Funds	2,491,423	14,377	2.31%	2,533,149	14,311	2.29%
Other Liabilities	30,826			30,229
Total Liabilities	2,522,249			2,563,378
Shareholders' Equity	295,039			284,103
Total Liabilities & Shareholders' Equity	$2,817,288			$2,847,481
Net Interest Income/Spread (FTE)		25,049	2.90%		25,932	3.06%
Tax-Equivalent Basis Adjustment		(100)			(101)
Net Interest Income		$24,949			$25,831
Net Interest Margin			3.80%			3.94%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Six Months Ended June 30,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$113,957	$2,069	3.66%	$102,471	$2,293	4.50%
Securities
Taxable (1)	147,952	3,568	4.86%	121,333	2,983	4.94%
Tax-Exempt	43,240	959	4.47%	42,344	900	4.27%
Total Securities	191,192	4,527	4.78%	163,677	3,883	4.77%
Total Cash Equiv. and Investments	305,149	6,596	4.36%	266,148	6,176	4.67%
Total Loans (3)	2,340,413	73,073	6.30%	2,263,595	72,237	6.42%
Total Earning Assets	2,645,562	79,669	6.07%	2,529,743	78,413	6.23%
Other Assets	191,799			211,138
Total Assets	$2,837,361			$2,740,881
Interest bearing demand	$546,906	$6,255	2.31%	$437,011	$4,400	2.02%
Money market demand	557,551	6,036	2.18%	584,121	6,445	2.22%
Time deposits	621,040	12,533	4.07%	628,616	14,073	4.50%
Total Borrowings	151,269	3,864	5.15%	144,509	3,938	5.48%
Total Interest-Bearing Liabilities	1,876,766	28,688	3.08%	1,794,257	28,856	3.23%
Non Interest-Bearing Deposits	640,730			646,728
Total Cost of Funds	$2,517,496	$28,688	2.30%	$2,440,985	$28,856	2.38%
Other Liabilities	30,368			31,360
Total Liabilities	$2,547,864			$2,472,345
Shareholders' Equity	$289,497			$268,536
Total Liabilities & Shareholders' Equity	$2,837,361			$2,740,881
Net Interest Income/Spread (FTE)		50,981	2.99%		49,557	3.00%
Tax-Equivalent Basis Adjustment		(201)			(189)
Net Interest Income		$50,780			$49,368
Net Interest Margin			3.87%			3.92%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Agriculture and farmland loans	$61,996	$66,684	$67,741	$65,166	$66,937
Construction loans	140,976	136,421	158,296	175,373	201,174
Commercial & industrial loans	259,877	257,302	252,163	241,597	247,190
Commercial real estate loans
Multifamily	231,469	215,916	217,331	212,444	199,740
Owner occupied	502,515	472,895	493,906	500,643	492,065
Non-owner occupied	681,521	645,793	658,615	626,030	610,649
Residential real estate loans
First liens	375,879	378,420	399,476	400,869	400,098
Second liens and lines of credit	81,194	79,905	78,410	73,591	71,168
Consumer and other loans	17,525	17,097	17,087	17,498	15,514
Municipal loans	2,917	3,012	3,886	4,296	4,362
	2,355,869	2,273,445	2,346,911	2,317,507	2,308,897
Deferred costs	740	496	645	634	478
Total loans receivable	2,356,609	2,273,941	2,347,556	2,318,141	2,309,375
Less: Loans held for sale	—	—	91,807	102,273	116,178
Loans Held for Investment	$2,356,609	$2,273,941	$2,255,749	$2,215,868	$2,193,197

LINKBANCORP, Inc. and Subsidiaries
Loan Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	June 30, 2025
Total Loans at June 30, 2025	$2,356,609
Total Loans at December 31, 2024	2,347,556
Year-to-date Change	9,053
Net Book Value of Loans Sold	97,952
Loan Growth Excluding Branch Sale	107,005
Annualized Growth Rate	9.19%

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	June 30, 2025
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,177	$168	$13,345
Obligations of state and political subdivisions	50,758	(4,438)	46,320
Mortgage-backed securities in government-sponsored entities	111,564	(2,010)	109,554
Other securities	357	(7)	350
	$175,856	$(6,287)	$169,569

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$12,250	$(728)	$11,522	$(475)
Structured mortgage-backed securities	15,034	(452)	14,582	—
	$27,284	$(1,180)	$26,104	$(475)

	December 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,017	$56	$13,073
Obligations of state and political subdivisions	51,254	(4,053)	47,201
Mortgage-backed securities in government-sponsored entities	88,289	(3,506)	84,783
Other securities	542	(9)	533
	$153,102	$(7,512)	$145,590

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,250	$(984)	$14,266	$(459)
Structured mortgage-backed securities	16,717	(699)	16,018	—
	$31,967	$(1,683)	$30,284	$(459)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Demand, noninterest-bearing	$646,654	$646,002	$686,510	$687,536	$692,095
Demand, interest-bearing	576,050	577,170	537,546	547,099	488,043
Money market and savings	580,143	553,240	553,807	585,395	582,561
Time deposits, $250 and over	177,897	166,441	167,165	169,616	156,621
Time deposits, other	400,665	387,226	405,493	401,976	393,603
Brokered deposits	75,000	103,615	103,615	75,000	144,429
	2,456,409	2,433,694	2,454,136	2,466,622	2,457,352
Less: Deposits held for sale	—	—	93,554	93,970	96,840
Total deposits	$2,456,409	$2,433,694	$2,360,582	$2,372,652	$2,360,512

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Demand, noninterest-bearing	$628,962	$649,440	$665,276	$659,825	$657,939
Demand, interest-bearing	547,177	545,475	537,856	497,100	446,109
Money market and savings	553,294	555,663	567,593	580,766	581,223
Time deposits	575,205	576,366	568,615	560,815	547,582
Brokered deposits	34,117	56,283	38,616	52,587	95,337
Total deposits	$2,338,755	$2,383,227	$2,377,956	$2,351,093	$2,328,190
Balances in table above include deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Deposit Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	June 30, 2025
Total Deposits at June 30, 2025	$2,456,409
Total Deposits at December 31, 2024	2,454,136
Year-to-date Change	2,273
Net Book Value of Deposits Sold	87,086
Quarterly Deposit Growth Excluding Branch Sale	89,359
Annualized Growth Rate	7.34%

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Net income	$7,387	$15,343	$5,804	$22,730	$11,530
Average assets	2,817,288	2,847,481	2,781,139	2,837,361	2,740,881
Return on average assets (annualized)	1.05%	2.19%	0.84%	1.62%	0.85%
Net income	$7,387	$15,343	$5,804	22,730	11,530
Gain on sale of branches	—	(11,093)	—	(11,093)	—
Tax effect(1)	—	2,440	—	2,440	—
Transaction bonus accrual	—	490	—	490	—
Tax effect(1)	—	(108)	—	(108)	—
Board restructuring accrual	—	381	—	381	—
Tax effect(1)	—	(84)	—	(84)	—
Net losses on sale of securities	—	—	(4)	—	(4)
Tax effect(1)	—	—	1	—	1
Merger & restructuring expenses	16	41	631	57	687
Tax effect(1)	(4)	(9)	(133)	(13)	(144)
Adjusted Net Income (Non-GAAP)	$7,399	$7,401	$6,299	$14,800	12,070
Average assets	$2,817,288	$2,847,481	$2,781,139	$2,837,361	2,740,881
Adjusted return on average assets (annualized) (Non-GAAP)	1.05%	1.05%	0.91%	1.05%	0.89%
(1) Tax effect was 22% for the three months ended June 30, 2025 and March 31, 2025, and six months ended June 30, 2025, and 21% for all other periods

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Net income	$7,387	$15,343	$5,804	$22,730	$11,530
Average shareholders' equity	295,039	284,103	269,834	289,497	268,536
Return on average shareholders' equity (annualized)	10.04%	21.90%	8.65%	15.83%	8.63%
Net income	$7,387	$15,343	$5,804	$22,730	$11,530
Gain on sale of branches	—	(11,093)	—	(11,093)	—
Tax effect(1)	—	2,440	—	2,440	—
Transaction bonus accrual	—	490	—	490	—
Tax effect(1)	—	(108)	—	(108)	—
Board restructuring accrual	—	381	—	381	—
Tax effect(1)	—	(84)	—	(84)	—
Merger & restructuring expenses	16	41	631	57	687
Tax effect(1)	(4)	(9)	(133)	(13)	(144)
Net (gains) losses on sale of securities	—	—	(4)	—	(4)
Tax effect(1)	—	—	1	—	1
Adjusted Net Income (Non-GAAP)	$7,399	$7,401	$6,299	$14,800	$12,070
Average shareholders' equity	$295,039	$284,103	$269,834	$289,497	$268,536
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	10.06%	10.56%	9.39%	10.31%	9.04%
(1) Tax effect was 22% for the three months ended June 30, 2025 and March 31, 2025, and six months ended June 30, 2025, and 21% for all other periods

Adjusted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
GAAP-Based Earnings Per Share, Basic	$0.20	$0.41	$0.16	$0.61	$0.31
GAAP-Based Earnings Per Share, Diluted	$0.20	$0.41	$0.16	$0.61	$0.31
Net Income	$7,387	$15,343	$5,804	$22,730	$11,530
Gain on sale of branches	—	(11,093)	—	(11,093)	—
Tax effect(1)	—	2,440	—	2,440	—
Transaction bonus accrual	—	490	—	490	—
Tax effect(1)	—	(108)	—	(108)	—
Board restructuring accrual	—	381	—	381	—
Tax effect(1)	—	(84)	—	(84)	—
Merger & restructuring expenses	16	41	631	57	687
Tax effect(1)	(4)	(9)	(133)	(13)	(144)
Net (gains) losses on sale of securities	—	—	(4)	—	(4)
Tax effect(1)	—	—	1	—	1
Adjusted Net Income (Non-GAAP)	$7,399	$7,401	$6,299	$14,800	$12,070
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.20	$0.20	$0.17	$0.40	$0.33
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.20	$0.20	$0.17	$0.40	$0.33
(1) Tax effect was 22% for the three months ended June 30, 2025 and March 31, 2025, and six months ended June 30, 2025, and 21% for all other periods

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
GAAP-based efficiency ratio	64.79%	50.29%	71.75%	56.33%	72.04%
Net interest income	$24,949	$25,831	$24,484	$50,780	$49,368
Noninterest income	2,933	13,257	1,858	16,190	3,587
Less: Gain on sale of branches	—	(11,093)	—	(11,093)	—
Less: net gains (losses) on sale of securities	—	—	(4)	—	(4)
Adjusted revenue (Non-GAAP)	27,882	27,995	26,338	55,877	52,951
Total noninterest expense	18,065	19,658	18,900	37,723	38,150
Less: Merger & restructuring expenses	16	41	631	57	687
Less: Transaction bonus accrual	—	490	—	490	—
Less: Board restructuring accrual	—	381	—	381	—
Adjusted non-interest expense	$18,049	$18,746	$18,269	$36,795	$37,463
Efficiency ratio, as adjusted (Non-GAAP)	64.73%	66.96%	69.36%	65.85%	70.75%

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Tangible Common Equity
Total shareholders’ equity	$297,998	$294,066	$280,221	$277,353	$271,409
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(17,490)	(18,573)	(20,955)	(22,118)	(23,323)
Tangible common equity (Non-GAAP)	$221,702	$216,687	$200,460	$196,429	$189,280
Common shares outstanding	37,441,879	37,377,342	37,370,917	37,361,560	37,356,278
Book value per common share	$7.96	$7.87	$7.50	$7.42	$7.27
Tangible book value per common share (Non-GAAP)	$5.92	$5.80	$5.36	$5.26	$5.07
Tangible Assets
Total assets	$2,886,554	$2,861,489	$2,878,778	$2,879,941	$2,858,593
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(17,490)	(18,573)	(20,955)	(22,118)	(23,323)
Tangible assets (Non-GAAP)	$2,810,258	$2,784,110	$2,799,017	$2,799,017	$2,776,464
Tangible common equity to tangible assets (Non-GAAP)	7.89%	7.78%	7.16%	7.02%	6.82%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Net Income (GAAP)	$7,387	$15,343	$5,804	$22,730	$11,530
Gain on sale of branches	—	(11,093)	—	(11,093)	—
Tax effect(1)	—	2,440	—	2,440	—
Transaction bonus accrual	—	490	—	490	—
Tax effect(1)	—	(108)	—	(108)	—
Board restructuring accrual	—	381	—	381	—
Tax effect(1)	—	(84)	—	(84)	—
Net (gains) losses on sale of securities	—	—	(4)	—	(4)
Tax effect(1)	—	—	1	—	1
Merger & restructuring expenses	16	41	631	57	687
Tax effect(1)	(4)	(9)	(133)	(13)	(144)
Adjusted Net Income (Non-GAAP)	7,399	7,401	6,299	14,800	12,070
Income tax expense	2,086	3,859	1,638	5,945	3,235
Provision for credit losses	344	228	—	572	40
Tax effect included in Adjusted Net Income	4	(2,239)	132	(2,235)	143
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$9,833	$9,249	$8,069	$19,082	$15,488
(1) Tax effect was 22% for the three months ended June 30, 2025 and March 31, 2025, and six months ended June 30, 2025, and 21% for all other periods